UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): _May 22, 2005

PACIFIC MAGTRON INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25277	88-0353141
(Commission File Number)	(IRS Employer Identification Number)

1600 California Circle, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 956-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Pacific Magtron International Corp. (the “Company”) elected Mr. Anthony Lee Chief Financial Officer of the Company, as of May 16, 2005. Mr. Lee was appointed Secretary and Treasurer of the Company on December 31, 2004. He has been serving the Company in the capacity of a financial controller since 2002. Mr. Lee practiced as a certified public accountant in California and was a partner in Alger & Lee, Certified Public Accountants, for more than eight years before joining the Company. From 1987 to 1988, he was a senior accounting research staff in Bank of America in San Francisco, California. Before he joined Bank of America, he was a senior audit manager in Arthur Young & Company, an international accounting firm, for more than 10 years. Mr. Lee is a certified public accountant in California. He graduated from Golden Gate University in San Francisco, California with a BS degree in accounting and from the University of California at Berkeley with an MBA in finance.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON
INTERNATIONAL CORP.

Date: May 26, 2005	By: /s/ Martin Nielson
Martin Nielson
Chief Executive Officer

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